Exhibit 4.3
                                                                     -----------


               PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

         PATENT COLLATERAL SECURITY AND PLEDGE AGREEMENT dated as of June 30, 2004, between SWANK, INC., a Delaware corporation having its principal place of business at 90 Park Avenue, New York, New York 10016 (the "Assignor"), and WELLS FARGO FOOTHILL, INC., a California corporation having an office at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 (the "Lender").

         WHEREAS, the Assignor and the Lender are parties to a Loan and Security Agreement dated as of June 30, 2004, (as amended and in effect from time to time, the "Loan Agreement"), between the Assignor and the Lender;

         WHEREAS, it is a condition precedent to the Lender's making any loans or otherwise extending credit to the Assignor under the Loan Agreement that the Assignor execute and deliver to the Lender a patent agreement in substantially the form hereof;

         WHEREAS, pursuant to the Loan Agreement the Assignor has granted to the Lender a security interest in certain of the Assignor's personal property and fixture assets, including without limitation the patents and patent applications listed on Schedule A attached hereto, all to secure the payment and performance of the Obligations (as defined in the Loan Agreement); and

         WHEREAS, this Patent Agreement is supplemental to the provisions contained in the Loan Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 1. DEFINITIONS.
                                    -----------

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Loan Agreement. In addition, the following terms shall have the meanings set forth in this ss.1 or elsewhere in this Patent Agreement referred to below:

         Patent Agreement. This Patent Collateral Assignment and Security Agreement, as amended and in effect from time to time.

         Patent Collateral. All of the Assignor's right, title and interest in and to all of the Patents, the Patent License Rights, and all other Patent Rights, and all additions, improvements, and accessions to, all substitutions for and replacements of, and all products and Proceeds (including insurance proceeds) of any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interests, assets or property.

         Patent License Rights. Any and all past, present or future rights and interests of the Assignor pursuant to any and all past, present and future licensing agreements in favor of the Assignor, or to which the Assignor is a party, pertaining to any Patents, or Patent Rights, owned by Assignor in the past, present or future, including the right in the name of the Assignor or the Lender to enforce, and sue and recover for, any past, present or future breach or violation of any such agreement.

         Patent Rights. Any and all past, present or future rights in, to and associated with the Patents throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise, including but not limited to the following: all such rights arising out of or associated with the Patents; the right (but not the obligation) to register claims under any federal, state or foreign patent law or regulation; the right (but not the obligation) to sue or bring opposition or bring cancellation proceedings in the name of the Assignor or the Lender for any and all past, present and future infringements of or any other damages or injury to the Patents or the Patent Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; and the Patent License Rights.

         Patents. All patents and patent applications, whether United States or foreign, that are owned by the Assignor now or in the future, including but not limited to:

                  (a) the patents and patent applications listed on Schedule A hereto (as the same may be amended pursuant hereto from time to time);

                  (b) all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other country;

                  (c)     all     re-issues,      continuations,      divisions,
         continuations-in-part, renewals or extensions thereof;

                  (d) the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein; and

                  (e) the right (but not the obligation) to make and prosecute applications for such Patents.

         Proceeds. Any consideration received from the sale, exchange, license, lease or other disposition or transfer of any right, interest, asset or property which constitutes all or any part of the Patent Collateral, any value received as a consequence of the ownership, possession, use or practice of any Patent Collateral, and any payment received from any insurer or other person or entity as a result of the destruction or the loss, theft or other involuntary conversion of whatever nature of any right, interest, asset or property which constitutes all or any part of the Patent Collateral.

         PTO. The United States Patent and Trademark Office.

                         2. GRANT OF SECURITY INTEREST.
                            --------------------------

         To secure the payment and performance in full of all of the Obligations, the Assignor hereby grants, assigns, transfers and conveys to the Lender, BY WAY OF COLLATERAL SECURITY, all of the Patent Collateral. THE LENDER ASSUMES NO LIABILITY ARISING IN ANY WAY BY REASON OF ITS HOLDING SUCH COLLATERAL SECURITY.

                  3. REPRESENTATIONS, WARRANTIES AND COVENANTS. SEE TM
                     -----------------------------------------

         The Assignor represents, warrants and covenants that: (a) Schedule A (as the same may be supplemented by notice from the Assignor to the Lender) attached hereto sets forth a true and complete list of all the patents, rights to patents and patent applications now owned by the Assignor; (b) the issued Patents are subsisting and, to the best of the Assignor's knowledge, have not been adjudged invalid or unenforceable, in whole or in part, and, to the best of the Assignor's knowledge, there is no litigation or proceeding pending concerning the validity or enforceability of the issued Patents, except, in each case, where such an event could not reasonably be expected to have a Material Adverse Change; (c) to the best of the Assignor's knowledge, each of the issued Patents is valid and enforceable, except where the invalidity or unenforceability of such Patent could not reasonably be expected to have a Material Adverse Change; (d) to the best of the Assignor's knowledge, there is no infringement by others of the issued Patents or Patent Rights, other than an infringement by others occurring after the Closing Date and which the Assignor has provided the Lender with prompt notice thereof; (e) to the best of the Assignor's knowledge, no claim has been made that the use of any of the Patents does or may violate the rights of any third person, and there is no infringement by the Assignor of the patent rights of others; (f) except as permitted by
Section 5 hereof, the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, free and clear of any liens, charges, encumbrances and adverse claims, including without limitation pledges, assignments, licenses, shop rights and covenants by the Assignor not to sue third persons, other than the security agreement and mortgage created by the Loan Agreement and this Patent Agreement and Permitted Liens; (g) the Assignor has the unqualified right to enter into this Patent Agreement and perform its terms; (h) this Patent Agreement, together with the Loan Agreement, will create in favor of the Lender a valid and perfected first priority security interest in the Patent Collateral upon making the filings referred to in clause (i) of this ss.3; and (i) except for the filing of financing statements with Secretary of State for the State of Delaware under the Uniform Commercial Code and the filing of this Patent Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (1) for the grant by the Assignor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Patent Agreement by the Assignor, or (2) for the perfection of or the exercise by the Lender of any of its rights and remedies hereunder.

                   4. NO TRANSFER OR INCONSISTENT AGREEMENTS.
                      --------------------------------------

         Without the Lender's prior written consent and except for licenses of the Patent Collateral in the ordinary course of the Assignor's business consistent with its past practices, the Assignor will not (a) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Patent Collateral, or (b) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignor's obligations under this Patent Agreement or the Loan Agreement.

                         5. AFTER-ACQUIRED PATENTS, ETC.
                            ----------------------------

         5.1. After-acquired Patents. If, before the Obligations shall have been finally paid and satisfied in full, the Assignor shall acquire ownership of other or new patents, patent applications or patentable inventions, or become entitled to the benefit of any patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any of the Patent Collateral or any improvement on any of the Patent Collateral, the provisions of this Patent Agreement shall automatically apply thereto and the Assignor shall promptly give to the Lender notice thereof in writing and execute and deliver to the Lender such documents or instruments as the Lender may reasonably request further to transfer title thereto to the Lender.

         5.2. Amendment to Schedule. The Assignor authorizes the Lender to modify this Patent Agreement, without the necessity of the Assignor's further approval or signature, by amending Schedule A hereto to include any future or other Patents or Patent Rights under ss.2 or ss.5 hereof.

                             6. PATENT PROSECUTION.
                                ------------------

         6.1. Assignor Responsible. The Assignor shall assume full and complete responsibility for the prosecution, grant, enforcement or any other necessary or desirable actions in connection with the Patent Collateral, and shall hold the Lender harmless from any and all costs, damages, liabilities and expenses which may be incurred by the Lender in connection with the Lender's title to any of the Patent Collateral or any other action or failure to act in connection with this Patent Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignor shall retain patent counsel acceptable to the Lender.

         6.2. Assignor's Duties, etc. The Assignor shall have the duty, through patent counsel acceptable to the Lender, to prosecute diligently any patent applications of the Patents pending as of the date of this Patent Agreement or thereafter, to make application for unpatented but reasonably patentable inventions and to preserve and maintain all rights in the Patents, including without limitation the payment when due of all maintenance fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Patents. Any expenses incurred in connection with such applications and actions shall be borne by the Assignor. The Assignor shall not abandon any filed patent application, or any pending patent application or patent, without the consent of the Lender, which consent shall not be unreasonably withheld, other than any Patent Collateral to the extent that it is no longer used or useful in the conduct of the Assignor's business. The Lender hereby appoints the Assignor as its agent for all matters referred to in the foregoing provisions of this ss.6 and agrees to execute any documents necessary to confirm such appointment. Upon the occurrence and during the continuance of an Event of Default, the Lender may terminate such agency by providing written notice of termination to the Assignor.

         6.3. Assignor's Enforcement Rights. The Assignor shall have the right, with the consent of the Lender, which shall not be unreasonably withheld, to bring suit or other action in the Assignor's own name to enforce the Patents and the Patent Rights, other than any Patent Collateral to the extent that it is no longer used or useful in the conduct of the Assignor's business. The Lender shall be required to join in such suit or action as may be necessary to assure the Assignor's ability to bring and maintain any such suit or action in any proper forum so long as the Lender is completely satisfied that such joinder will not subject the Lender to any risk of liability. The Assignor shall promptly, upon demand, reimburse and indemnify the Lender for all damages, costs and expenses, including legal fees, incurred by the Lender pursuant to this ss.6.

         6.4. Protection of Patents, etc. In general, the Assignor shall take any and all such actions (including but not limited to institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve and enforce the Patent Collateral, other than any Patent Collateral to the extent that it is no longer used or useful in the conduct of the Assignor's business. The Assignor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, which would affect the validity, grant or enforcement of any of the Patent Collateral, other than any Patent Collateral to the extent that it is no longer used or useful in the conduct of the Assignor's business.

         6.5. Notification by Assignor. Promptly upon obtaining knowledge thereof, the Assignor will notify the Lender in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Patents or the Assignor's rights, title or interests in and to any of the Patent Collateral, and of any event which does or reasonably could materially adversely affect the value of any of the Patent Collateral, the ability of the Assignor or the Lender to dispose of any of the Patent Collateral or the rights and remedies of the Lender in relation thereto (including but not limited to the levy of any legal process against any of the Patent Collateral).

                          7. LICENSE BACK TO ASSIGNOR.
                             ------------------------

         Unless and until there shall have occurred and be continuing an Event of Default and the Lender has notified the Assignor that the license granted hereunder is terminated, the Lender hereby grants to the Assignor the sole and exclusive, nontransferable, royalty-free, worldwide right and license under the Patents to make, have made for it, use, sell and otherwise practice the inventions disclosed and claimed in the Patents for the Assignor's own benefit and account and for none other; provided, however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to the Lender by the Assignor hereby. The Assignor agrees not to sell, assign, transfer, encumber or sublicense its interest in the license granted to the Assignor in this ss.7, without the prior written consent of the Lender. Any such sublicenses granted on or after the date hereof shall be terminable by the Lender upon termination of the Assignor's license hereunder.

                                  8. REMEDIES.
                                     --------

         If any Event of Default shall have occurred and be continuing, then upon notice by the Lender to the Assignor: (a) the Assignor's license with respect to the Patents as set forth in ss.7 shall terminate; (b) the Assignor shall immediately cease and desist from the practice, manufacture, use and sale of the inventions claimed, disclosed or covered by the Patents; and (c) the Lender shall have, in addition to all other rights and remedies given it by this Patent Agreement, the Loan Agreement, and the other Loan Documents, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts and, without limiting the generality of the foregoing, the Lender may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignor, all of which are hereby expressly waived, and without advertisement, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Patent Collateral, or any interest which the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Patent Collateral all expenses (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in the Loan Agreement, with any remainder being returned to the Assignor or such other Person who may be entitled to same under law. Notice of any sale, license or other disposition of any of the Patent Collateral shall be given to the Assignor at least five (5) days before the time that any intended public sale or other disposition of such Patent Collateral is to be made or after which any private sale or other disposition of such Patent Collateral may be made, which the Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Lender may, to the extent permitted under applicable law, purchase or license the whole or any part of the Patent Collateral or interests therein sold, licensed or otherwise disposed of.

                            9. COLLATERAL PROTECTION.
                               ---------------------

         If the Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignor shall be breached, the Lender, in its own name or that of the Assignor (in the sole discretion of the Lender), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignor agrees promptly to reimburse the Lender for any cost or expense incurred by the Lender in so doing.

                             10. POWER OF ATTORNEY.
                                 -----------------

         If any Event of Default shall have occurred and be continuing, the Assignor does hereby make, constitute and appoint the Lender (and any officer or agent of the Lender as the Lender may select in its exclusive discretion) as the Assignor's true and lawful attorney-in-fact, with the power to endorse the Assignor's name on all applications, documents, papers and instruments necessary for the Lender to use any of the Patent Collateral, to practice, make, use or sell the inventions disclosed or claimed in any of the Patent Collateral, to grant or issue any exclusive or nonexclusive license of any of the Patent Collateral to any third person, or necessary for the Lender to assign, pledge, convey or otherwise transfer title in or dispose of the Patent Collateral or any part thereof or interest therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts which the Assignor is obligated to execute and do hereunder. The Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof, and releases the Lender from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Lender under this power of attorney (except for the Lender's gross negligence or willful misconduct). This power of attorney shall be irrevocable for the duration of this Patent Agreement.

                             11. FURTHER ASSURANCES.
                                 ------------------

         The Assignor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Lender may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Patent Agreement, or to assure and confirm to the Lender the grant, perfection and priority of the Lender's security interest in any of the Patent Collateral.

                                12. TERMINATION.
                                    -----------

         At such time as all of the Obligations have been finally paid and satisfied in full, this Patent Agreement shall terminate and the Lender shall, upon the written request and at the expense of the Assignor, execute and deliver to the Assignor all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignor the entire right, title and interest to the Patent Collateral previously granted, assigned, transferred and conveyed to the Lender by the Assignor pursuant to this Patent Agreement, as fully as if this Patent Agreement had not been made, subject to any disposition of all or any part thereof which may have been made by the Lender pursuant hereto or the Loan Agreement.

                             13. COURSE OF DEALING.
                                 -----------------

         No course of dealing among the Assignor and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                                  14. EXPENSES.
                                      --------

         Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Lender in connection with the preparation of this Patent Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving any of the Patent Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to any of the Patent Collateral, shall be borne and paid by the Assignor.

                              15. OVERDUE AMOUNTS.
                                  ---------------

         Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Patent Collateral and other Collateral and shall bear, whether before or after judgment, interest at the then applicable rate of interest set forth in the Loan Agreement.

                16. NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.
                    -------------------------------------------

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LENDER ASSUMES NO LIABILITIES OF THE ASSIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNOR'S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR
PURPORTED RIGHTS ARISING FROM, ANY OF THE PATENT COLLATERAL OR ANY PRACTICE, USE, LICENSE OR SUBLICENSE THEREOF, OR ANY PRACTICE, MANUFACTURE, USE OR SALE OF ANY OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY BORNE BY THE ASSIGNOR, AND THE ASSIGNOR SHALL INDEMNIFY THE LENDER FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE LENDER WITH RESPECT TO SUCH LIABILITIES.

                       17. RIGHTS AND REMEDIES CUMULATIVE.
                           ------------------------------

         All of the Lender's rights and remedies with respect to the Patent Collateral, whether established hereby or by the Loan Agreement or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. This Patent Agreement is supplemental to the Loan Agreement, and nothing contained herein shall in any way derogate from any of the rights or remedies of the Lender contained therein. Nothing contained in this Patent Agreement shall be deemed to extend the time of attachment or perfection of or otherwise impair the security interest in any of the Patent Collateral granted to the Lender under the Loan Agreement.

                                  18. NOTICES.
                                      -------

         All notices and other communications made or required to be given pursuant to this Patent Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telegraph, telecopy or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Assignor, at 90 Park Avenue, New York, New York 10016, Attention: President, or at such other address for notice as the Assignor shall last have furnished in writing to the person giving the notice, with copies to Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174, Attention: William D. Freedman; and

                  (b) if to the Lender, at Wells Fargo Foothill, Inc., 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404
         Attention: Business Finance Manager, or at such other address for notice as the Lender shall last have furnished in writing to the person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, two (2) Business Days after the posting thereof, and (iii) if sent by telegraph, telecopy, or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

                            19. AMENDMENT AND WAIVER.
                                --------------------

         This Patent Agreement is subject to modification only by a writing signed by the Lender and the Assignor, except as provided in ss.5.2. The Lender shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

                   20. GOVERNING LAW; CONSENT TO JURISDICTION.
                       --------------------------------------

         THIS PATENT AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Assignor agrees that any suit for the enforcement of this Patent Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignor by mail at the address specified in ss.18. The Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

                            21. WAIVER OF JURY TRIAL.
                                --------------------

         THE ASSIGNOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PATENT AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignor (a) certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges that, in entering into the Loan Agreement and the other Loan Documents to which the Lender is a party, the Lender is relying upon, among other things, the waivers and certifications contained in this ss.21.

                               22. MISCELLANEOUS.
                                   -------------

         The headings of each section of this Patent Agreement are for convenience only and shall not define or limit the provisions thereof. This Patent Agreement and all rights and obligations hereunder shall be binding upon the Assignor and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. In the event of any irreconcilable conflict between the provisions of this Patent Agreement and the Loan Agreement, the provisions of the Loan Agreement shall control. If any term of this Patent Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Patent Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignor acknowledges receipt of a copy of this Patent Agreement.

         IN WITNESS WHEREOF, this Patent Agreement has been executed as of the day and year first above written.

                                   SWANK, INC.

                                   By:__________________________________________
                                   Name:
                                   Title:

                                   WELLS FARGO FOOTHILL, INC.

                                   By:__________________________________________
                                   Name:
                                   Title:

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF ______________________)
                                               )  ss.
COUNTY OF _____________________________________)


On this ___ day of __________________, 20__, before me, the undersigned notary public, personally appeared ______________________, proved to me through
satisfactory       evidence       of       identification,       which      were
_____________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose (as ______________ for __________________, a _______________________).



                                   ------------------------------
                                   (official signature and seal of notary)

                                   My commission expires:

                                   SCHEDULE A
                                   ----------

                           ISSUED AND PENDING PATENTS
                           --------------------------

                          Patents Issued by U.S. Patent
                          -----------------------------
                              and Trademark Office
                              --------------------

Patent No.          Issue Date                Inventor(s)                  Title
----------          ----------                -----------                  -----














               [List chronologically in ascending numerical order]



                        Patents Pending with U.S. Patent
                        --------------------------------
                              and Trademark Office
                              --------------------

Serial No.          Filing Date               Inventor(s)                  Title
----------          -----------               -----------                  -----














               [List chronologically in ascending numerical order]
            [Add foreign patents on separate schedule if appropriate]